<br />
POWER OF ATTORNEY<br />
<br />
KNOW ALL PERSONS BY THESE PRESENTS that<br />
BRIDGE STREET OPPORTUNITY ADVISORS, L.L.C. (the "Company")<br /> does hereby make, constitute and appoint each of<br />
Yvette Kosic, Jamison Yardley, Jennifer Lee and<br />
Jess J. Morrison, acting individually, its true and<br /> lawful attorney, to execute and deliver in its name<br /> and on its behalf whether the Company is acting individually<br /> or as representative of others, any and all filings required<br /> to be made by the Company under the Securities Exchange Act<br /> of 1934, (as amended, the "Act"), with respect to securities<br /> which may be deemed to be beneficially owned by the Company<br /> under the Act, giving and granting unto each said<br /> attorney-in-fact power and authority to act in the premises<br /> as fully and to all intents and purposes as the Company<br /> might or could do if personally present by one of its<br /> authorized signatories, hereby ratifying and confirming<br /> all that said attorney-in-fact shall lawfully do or<br /> cause to be done by virtue hereof.<br />
<br />
THIS POWER OF ATTORNEY shall remain in full force and effect<br /> until the earlier of (i)<br />
March 15, 2022 and (ii) such time that it is revoked in<br /> writing by the undersigned; provided that in the event the<br /> attorney-in-fact ceases to be an employee of the Company or<br /> its affiliates or ceases to perform the function in connection<br /> with which he/she was appointed attorney-in-fact<br /> prior to such time, this Power of Attorney shall cease<br /> to have effect in relation to such attorney-in-fact<br /> upon such cessation but shall continue in full force<br /> and effect in relation to any remaining attorneys-in-fact.<br />
The Company has the unrestricted right unilaterally to<br /> revoke this Power of Attorney.



This Power of Attorney shall be governed by, and construed in<br />
accordance with, the laws of the State of New York, without<br /> regard to rules of conflicts of law.<br />
<br />
IN WITNESS WHEREOF, the undersigned has duly subscribed<br /> these presents as of March 15, 2019.

BRIDGE STREET OPPORTUNITY ADVISORS, L.L.C.

By: /s/ William Y. Eng<br />
Name: William Y. Eng<br />
Title: Vice President